SHAREHOLDER RESPONSE SUMMARY
REPORT OPPENHEIMER - STREET NT3
Advantage Advisers Multi-Sector
Fund I C July 24, 2006

Page: 1




                                     No. of     % of           % of
                                     Shares     Outstanding    Shares
                                                Shares         Present
1. 	Jesse H. Ausubel
Affirmative 	             3,200,308.0000   98.891% 	    99.627%
Withhold 	                      11,986.0000 	.370% 	    .  373%

TOTAL 		             3,212,294.0000 	99.261%	   100.000%

2. 	Lawrence K. Becker
Affirmative 	             3,200,308.0000 	98.891%	    99.627%
Withhold 	                      11,986.0000 	  .370% 	      .373%

TOTAL 		             3,212,294.0000 	 99.261% 	   100.000%

3. 	James E. Buck
Affirmative 	             3,200,308.0000 	 98.891% 	    99.627%
Withhold 	                      11,986.0000 	   .370% 	      .373%

TOTAL 				3,212,294.0000     99.261% 	   100.000%

4. 	Luis Rubio
Affirmative 	             3,200,308.0000 	 98.891%         99.627%
Withhold 	                      11,986.0000 	   .370% 	       .373%

TOTAL 		             3,212,294.0000 	  99.261%        100.000%

5. 	Janet L. Schinderman
Affirmative 	             3,200,308.0000 	   98.891%         99.627%
Withhold 	11,986.0000 	.370% 	.373%

TOTAL 		             3,212,294.0000 	   99.261%        100.000%

6. 	Bryan McKigney
Affirmative 	             3,200,308.0000 	   98.891%	      99.627%
Withhold 	                      11,986.0000 	     .370% 	        . 373%

TOTAL 		              3,212,294.0000 	    99.261%        100.000%


D.F. King & Co., Inc.
48 Wall Street 22nd
Floor
New York, NY 10005




SHAREHOLDER RESPONSE SUMMARY
REPORT OPPENHEIMER - STREET
NT3 Advantage Advisers Multi-
Sector Fund I C July 24, 2006

Page: 2
                                   No. of        % of           % of
                                   Shares        Outstanding    Shares
                                                 Shares         Present
**FUND TOTALS:                     SHARES

RECORD TOTAL                    3,236,198. 7020

VOTED SHARES                     3,212,294.0000

PERCENT PRESENT                        99.261%

D.F. King & Co., Inc.
48 Wall Street 22nd Floor
New York, NY
10005